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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 9, 2007

                              TECHTEAM GLOBAL, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-16284                  38-2774613
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)                 File No.)            Identification No.)

      27335 West 11 Mile Road
        Southfield, Michigan                                       48033
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number including area code: (248) 357-2866

          ------------------------------------------------------------
          (Former name or former address if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  See Item 2.01.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                  On February 9, 2007, TechTeam Global AB ("TechTeam"), a
            wholly-owned subsidiary of TechTeam Global, Inc. (the "Company"), completed the acquisition of all of the outstanding equity in SQM Sverige AB ("SQM") from SQM Nordic AB ("Seller"). As set forth in the Company's Press Release, dated February 12, 2007 (attached hereto as Exhibit 99.1), SQM is a limited liability company based in Stockholm, Sweden, with annual revenue in 2006 of approximately 81.1 million Swedish Kroner ("SEK") (on February 8, 2007, the exchange rate was 7.02 SEK to one U.S. dollar), which provides information technology ("IT") outsourcing services, including technical staffing solutions, IT infrastructure support solutions and management consulting relating to corporate IT support operations.

                  As previously reported in the Company's Current Report on Form
            8-K dated January 23, 2007, the Share Purchase Agreement ("SPA", attached hereto as Exhibit 2.01) was executed on January 19, 2007. The parties amended the SPA on February 9, 2007 (see First Amendment of Share Purchase Agreement, dated as of February 9, 2007, attached hereto as Exhibit 2.02) to (1) require SQM to make a year-end distribution to the Seller of SEK 4.35 million, (2) increase the purchase price by SEK 609,000, and (3) require the Seller to indemnify TechTeam in the event the tax deduction relating to the distribution is disallowed.

                  The initial consideration paid by TechTeam at closing was SEK
            35.6 million, constituting the adjusted purchase price (SEK 37.9 million) less an initial net cash adjustment (SEK 2.3 million). Of the initial consideration, SEK 5.7 million was placed into an escrow holdback for a period of one year after closing to cover any potential claims for indemnity or breach of representation and warranties.

                  The statements contained in this Current Report on Form 8-K are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the Company's performance going forward. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those

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            projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company's ability to successfully integrate this acquisition on a timely basis, retain key employees, retain key customers and grow its infrastructure support business within the Scandinavian market. There can be no assurance that it will have the impact on the Company's financial condition and results of operations contemplated in this release. All forward-looking statements included in this Form 8-K are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Prospective investors should also review the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management' Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

                    (D)   The following exhibits are included with the report:

Exhibit 2.01 Share Purchase Agreement between TechTeam Global AB and SQM Nordic AB dated January 19, 2007 (including Exhibits*).

Exhibit 2.02 First Amendment of Share Purchase Agreement, dated as of February 9, 2007.

Exhibit 99.1        Press Release of TechTeam Global, Inc. dated February 12,
                    2007.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TECHTEAM GLOBAL, INC.

                                        By /s/ Michael A. Sosin
                                           -------------------------------------
                                           Michael A. Sosin
                                           Vice President, General Counsel and
                                           Secretary

Date: February 12, 2007

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      * Disclosure schedules have been identified in the SPA but are omitted.
The Company will, upon request, furnish a copy of any omitted schedule to the Commission.

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                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
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2.01             Share Purchase Agreement between TechTeam Global AB and SQM
                 Nordic AB dated January 19, 2007.

2.02             First Amendment of Share Purchase Agreement, dated as of
                 February 9, 2007.

99.1             TechTeam Global, Inc. Press Release dated February 12, 2007.

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